Exhibit 10.1

                          AGREEMENT FOR SUPPLEMENTAL
                    RETIREMENT BENEFITS FOR WILLIAM SMITH

This Agreement made and entered into as of this 30th day of December, 1996, by and between City National Bank and Trust Company of Gloversville, a New York corporation (the "Corporation"), and William Smith, an individual currently residing in the State of New York, (the "Executive").

WITNESSETH THAT:

WHEREAS, the Executive is employed by the Corporation as President and Chief Executive Officer; and

WHEREAS, the Corporation recognizes the value of the services performed by the Executive and wishes to encourage his continued employment; and

WHEREAS, the Corporation desires to provide the Executive with supplemental deferred compensation to supplement the benefits under the Corporation's qualified plans which will be limited because of the compensation limitation under Section 401(a)(17) of the Code; and

WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such deferred compensation to the Executive upon his retirement or other termination of employment with the Corporation; and

WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide deferred compensation benefits for the Executive, a member of a select group of management or highly compensated employees of the Corporation, for purposes of the Employee Retirement Income Security Act of 1974, as amended;

NOW, THEREFORE, in consideration of the above, the parties hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

Except as otherwise specified herein, the following terms shall have the following meanings unless a different meaning is plainly required by the context.

1.1 "Actuarial Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment, based on the GAM 83 Mortality Table with 7% interest. The applicable PBGC interest rates for the month preceding the date of the distribution shall be used to make an Actuarial Equivalent determination.

1.2 "Beneficiary" means any person or persons designated by the Executive to receive amounts payable hereunder, after the death of the Executive. In the event that the Executive fails to designate a Beneficiary or if no such designated Beneficiary is living upon the death of the Executive or if for any reason such designation shall be legally ineffective, then the amount shall be paid to the estate of the Executive.

1.3 "Cause" means the Executive's having committed an act of fraud, embezzlement, or theft constituting a felony, or an act intentionally against the Corporation which causes the Corporation material injury, or a final determination by a court that the Executive has committed a material breach of his duties and responsibilities in connection with rendering services to the Corporation.

1.4 "Change in Control" means any of the following events for CNB Bancorp, Inc. or the Corporation: (a) any individual, corporation (other than the Corporation), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities

         Exchange Act of 1934, of securities of the Corporation possessing twenty-five percent (25%) or more of the voting power for the election of directors of the Corporation; (b) any consolidation, merger or other business combination involving the Corporation or the securities of the Corporation in which holders of voting securities of the Corporation immediately prior to such event own, as a group, immediately after such event, voting securities of the Corporation (or, if the Corporation does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Corporation (or such other surviving corporation); (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director of the Corporation was approved by a vote of a least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period; (d) removal by the stockholders of all or any or the incumbent directors of the Corporation other than a removal for Cause; or (e) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to a party which is not controlled by or under common control with the Corporation.

1.5      "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Committee" means the committee appointed by the Board of Directors of the Corporation to interpret and administer this Agreement.

1.7 "Compensation" means the Executive's W-2 earnings during the twelve month period ending on each Valuation Date.

1.8 "Normal Retirement Date" means the first day of the month following the month in which the Executive attains age 64 1/2.

1.9 "Projected Compensation" means the Executive's estimated annual Compensation for a future Determination Year and is equal to Compensation, including bonuses, for the year ending on the Valuation Date increased by the assumed future cost of living increases for such year.

1.10 "Supplemental Pension Plan Account" means the bookkeeping account maintained by the Corporation which reflects the Executive's benefit under the Agreement as calculated under Article II herein.

1.11 "Supplemental Profit Sharing Account" means the bookkeeping account maintained by the Corporation which reflects the Executive's benefit under this Agreement as calculated under Article III herein.

1.12 "Supplemental Pension Benefit" means the benefit calculated in accordance with Article II of this Agreement.

1.13 "Supplemental Profit Sharing Benefit" means the benefit calculated in accordance with Article III of this Agreement.

1.14 "Total Pension Benefit" means, the total pension benefit payable under the Corporation's qualified Pension Plan as follows:

         (a) 1.75% of the Executive's Final Average Compensation times Years of Service as of the Determination Date, up to a maximum of 35 years, less

         (b) 0.49% of the Executive's Covered Compensation multiplied by Years of Service up to a maximum of 35 years, plus

         (c) 1.25% of the Executive's Final Average Compensation multiplied by Years of Service between 35 and 40 Years, less

         (d) the amount of the Executive's Accrued Benefit under the Corporation's qualified Pension Plan, less

         (e) the amount of Supplemental Pension Benefit previously distributed to the Executive.

1.15 "Total and Permanent Disability" means a physical or mental condition of the Executive resulting from bodily injury, disease, or mental disorder that renders him incapable of continuing in his usual or customary employment with the Corporation. The Executive shall be considered totally and permanently disabled if he is eligible for benefits under the Social Security Act and under any long-term disability income plan sponsored by the Corporation.

1.16     "Valuation Date" means December 31 of each year.

1.17 "Years of Service" means the Executive's creditable service, as calculated under the Corporation's qualified Pension Plan, but in no case less than forty (40) years.

                                  ARTICLE II

                               PENSION BENEFITS

2.1 Supplemental Benefit. Upon the attainment of his Normal Retirement Date, the Executive shall be entitled to a Supplemental Pension Benefit in an amount equal to the difference between the Executive's Total Pension Benefit payable under the Corporation's qualified Pension Plan and the Executive's Total Pension Benefit payable under the Corporation's qualified Pension Plan calculated without regard to the compensation limitation under Section 401(a)(17) of the Code and considering the

         Years of Service defined in Paragraph 1.17. The
         Supplemental Pension Benefit shall be payable at such time and in such manner as provided herein.

2.2 Supplemental Pension Benefit. The Executive's Supplemental Pension Benefit, at any Valuation Date, is equal to the lump sum Actuarial Equivalent of the amount determined under Section 2.1 above.

2.3 Death and Disability Benefit. Upon the Executive's death or upon becoming disabled prior to his Normal Retirement Date, the Executive or his Beneficiary shall be fully vested in the amount of his Supplemental Pension Benefit.

2.4 Post-Retirement Benefits. If the Executive remains in the employment of the Corporation beyond his Normal Retirement Date, his Supplemental Pension Account Benefit shall be actuarially increased as of each Valuation Date subsequent to his Normal Retirement Date.

                                 ARTICLE III

                           PROFIT SHARING BENEFITS

3.1 Supplemental Profit Sharing Benefit. For the 1996 plan year and for each subsequent year, the Corporation shall credit the Executive's Supplemental Profit Sharing Account with a Supplemental Profit Sharing Plan Benefit in the amount equal to the difference between the Executive's actual contribution under the Corporation's qualified Profit Sharing Plan and the contribution the Executive would have received calculated without regard to the compensation limitation under Section 401(a)(17) of the Code. Upon the attainment of his Normal Retirement Date, the Executive shall be entitled to Supplemental Profit Sharing Benefit payable at such time and in such manner as provided herein.

3.2 Supplemental Profit Sharing Account. The Executive's Supplemental Profit Sharing Account as of any Valuation Date will consist of all Supplemental Profit Sharing contributions made by the Corporation on his behalf including the income, if any, earned on the Supplemental Profit Sharing contributions.

         The amount of such Supplemental Profit Sharing contributions credited to the Executive's account will be determined annually by the Committee.

3.3 Death and Disability Benefit. Upon the Executive's death or upon his Total and Permanent Disability, the Executive or his Beneficiary shall be vested in his Supplemental Profit Sharing Benefit Account under the same terms and conditions as under the Corporation's qualified Profit Sharing Plan.

3.4 Post-Retirement Profit Sharing Benefit. If the Executive remains in the employment of the Corporation beyond his Normal Retirement Date, his Supplemental Profit Sharing Account Balance shall be credited with additional contributions in accordance with Section 3.1.

                                  ARTICLE IV

                             PAYMENT OF BENEFITS

4.1 Except as otherwise provided in Sections 4.2 and 7.1, if the Executive's employment with the Corporation is voluntarily terminated by the Executive or is terminated by the Corporation for Cause as described in Paragraph 1.3, the Executive shall forfeit all benefits under this Agreement.

4.2 If the Executive's employment with the Corporation is terminated (a) after the attainment of his Normal Retirement Date, (b) by Total and Permanent Disability, or (c) by death, the Executive or his Beneficiary shall be entitled to his Supplemental

         Pension Benefit and Supplemental Profit Sharing Benefit determined at the next Valuation Date.

4.3 The Supplemental Pension and Profit Sharing Benefits shall be payable to the Executive or his Beneficiary in the same manner, and at the same time as benefit payments to such Participant or his Beneficiary are made under the applicable terms of the Corporation's qualified Pension Plan and the Corporation's qualified Profit Sharing Plan.

                                  ARTICLE V

                                ADMINISTRATION

5.1 The Agreement shall be administered by the Committee thereof appointed by the Board. The Committee shall have the authority to administer and interpret the Agreement including the establishment of a claims procedure.

                                  ARTICLE VI

                                MISCELLANEOUS

6.1 This Agreement shall not be construed as giving the Executive any right to be retained in the employ of the Corporation.

6.2 Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive, his Beneficiary or any other person. To the extent that the Executive, his Beneficiary or any person acquires the right to receive payment from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

6.3 No benefit payable at any time under this Agreement shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind.

6.4 This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Executive and his heirs, executor, administrator and legal representatives.

6.5 All rights hereunder shall be governed by and construed according to the laws of the State of New York, except to the extent such laws are preempted by the laws of the United States of America. In the event any provision of this Agreement is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

6.6 No modification of this Agreement shall be binding upon the parties hereto, or either of them, unless such modification is in writing and signed by the Corporation and the Executive.

                                 ARTICLE VII

                              CHANGE IN CONTROL

7.1 If the Executive's employment with the Corporation and all of its subsidiaries is terminated within four (4) years after a Change in Control, the Executive will be entitled to a single lump sum payment equal to the Actuarial Equivalent of his Supplemental Pension Benefit and a single lump sum payment equal to his Supplemental Profit Sharing Benefit payable as of the next Valuation Date.

                                 ARTICLE VIII

                          CONVENANTS NOT TO COMPETE

8.1 The Executive shall forfeit all rights to benefits under this Agreement if he serves as an officer, director or employee of, or acts as a consultant for, any corporation or other entity whose business is competitive with the Corporation and is situated in any of the following counties of New York: Fulton, Franklin, Herkimer, Hamilton, Montgomery, Saratoga, Schenectady, or Schoharie. The forfeiture provided in this Article VIII will be deemed inapplicable to any relationship that:

         (a) exists and was disclosed to the Committee prior to the effective date of this Agreement; or

         (b) is determined by a majority of the Committee not to be contrary to the interests of the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 30th day of December, 1996.

                                           CITY NATIONAL BANK AND TRUST COMPANY
                                           OF GLOVERSVILLE

                                           By:  /s/   Theodore E. Hoye Jr.
                                           ____________________________________
                                             Chairman, Compensation Committee

                                           By:  /s/   William N. Smith
                                           ____________________________________
                                                William Smith, "Executive"